Exhibit 10.3

FORM OF SHAREHOLDER VOTING AND SUPPORT AGREEMENT

This Shareholder Voting and Support Agreement (this “Agreement”) is entered into as of February 22, 2026, by and among Real Asset Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), the Person set forth on the signature page hereto (the “Company Shareholder”), and IQM Finland Oy (Finnish Business ID 2912625-6), a limited liability company (Fi. osakeyhtiö) incorporated under the laws of Finland (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Shareholder is the holder of record of such number of shares of such classes or series of Company Pre-Share Split Shares as are indicated opposite such Company Shareholder’s name on Schedule I hereto (all such Pre-Share Split Shares of the Company, together with (i) any Pre-Share Split Shares of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by the Company Shareholder during the period from the date hereof through the Expiration Time (as defined below) and (ii) solely with respect to Section 1.4, any Pre-Share Split Shares for which the Company Shareholder has been appointed or designated by any other Company Shareholder as such Company Shareholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of the Company Shareholder are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, IQM US LLC, a limited liability company incorporated under the laws of Delaware and an indirect, wholly owned subsidiary of the Company ( “Merger Sub”), Eclipse QC S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, rue Eugène Ruppert, L - 2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under registration number B299105 and direct, wholly owned subsidiary of the Company (“LuxCo”, and together with Merger Sub, “Merger Subs”) and the Company, are entering into a Business Combination Agreement (as amended or supplemented, from time to time, the “Business Combination Agreement”), substantially in the form attached hereto;

WHEREAS, pursuant to the terms of the Business Combination Agreement, among other transactions, (i) prior to Merger Effective Time, the Company and its shareholders will restructure the Company’s share capital by effectuating the Conversion and the Share Split (the Conversion, the AoA Amendment and the Share Split each as defined in the Business Combination Agreement and hereinafter collectively referred to as the “Company Capital Restructuring”), (ii) promptly following the Share Split and at the Merger Effective Time, SPAC will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as an indirect and wholly owned Subsidiary of the Company and with (a) the Merger occurring upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the Delaware Limited Liability Company Act, Part 16 of the Companies Act (As Revised) of the Cayman Islands and other applicable laws and (b) the Company Capital Restructuring occurring upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Finnish Limited Liability Companies Act (Fi. osakeyhtiölaki) (624/2006, as amended) (the “Finnish Companies Act”); and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and the Transaction Documents and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
Shareholder VOTInG AND SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. The Company Shareholder hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. The Company Shareholder shall be bound by and comply with Sections 11.14 (Publicity) and 11.15 (Confidentiality) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if (a) the Company Shareholder was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) the first reference to the “Company” contained in each sentence of Section 11.14 of the Business Combination Agreement and the first reference to the Company contained in Section 11.15 of the Business Combination Agreement also referred to the Company Shareholder.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Merger Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 thereof (the earlier of clauses (a) and (b), the “Expiration Time”), the Company Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement and the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not prohibit Transfers between the Company Shareholder and any Affiliate of the Company Shareholder (each such Transfer, a “Permitted Transfer”), so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to SPAC a joinder to this Agreement in substantially the form attached hereto as Annex A; provided, further, that any Transfer that is not a Permitted Transfer under this Section 1.2 shall not relieve the Company Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 1.2 with respect to the Company Shareholder’s Subject Shares shall be null and void.

Section 1.3 New Shares. In the event that after the date hereof but prior to the Expiration Time (a) any Subject Shares are issued to the Company Shareholder pursuant to any dividend, share split, recapitalization, reclassification, combination or exchange of Subject Shares, exercise of Company options, conversion of Company Preferred Shares or otherwise, (b) the Company Shareholder purchases or otherwise acquires beneficial ownership of any Subject Shares, or (c) the Company Shareholder acquires the right to vote or share in the voting of any Subject Shares (collectively, the “New Shares”), then such New Shares acquired or purchased by the Company Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by the Company Shareholder as of the date hereof.

Section 1.4 Company Shareholder Undertakings.

(a) Hereafter until the Expiration Time, the Company Shareholder hereby unconditionally and irrevocably agrees that, (x) at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and (y) in any action by written consent of the shareholders of the Company distributed by the Company Board or otherwise undertaken in respect of or as contemplated by the Business Combination Agreement, the Transaction Documents or the Transactions and delivered or otherwise made available to shareholders of the Company, the Company Shareholder shall, (X) if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares (to the extent such Subject Shares are entitled to vote on or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and (Y) the Company Shareholder shall vote or provide written consent (or cause to be voted or consent provided), as applicable, in person or by proxy, all of its Subject Shares (to the extent such Subject Shares are entitled to vote on or provide consent with respect to such matter):

(i) to approve and adopt the Business Combination Agreement, the other Transaction Documents and the Transactions (and any actions required in furtherance thereof);

(ii) in any other circumstances upon which a consent, waiver or other approval is required under the Company Shareholders’ Agreements or under any agreements between the Company and its shareholders or otherwise sought with respect to the Business Combination Agreement, the Transaction Documents or the Transactions, to vote, consent, waive or approve (or cause to be voted, consented, waived or approved) all of the Company Shareholder’s Subject Shares held at such time in favor thereof (to the extent such Subject Shares are entitled to vote on or provide consent, waiver or approval with respect to such matter);

(iii) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than in connection with the Business Combination Agreement and the Transactions);

(iv) against any change in the business, management or Company Board that would or would reasonably be expected to prevent the Company from consummating the Transactions; and

(v) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Transactions, including the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, (C) result in any of the conditions set forth in Article 9 of the Business Combination Agreement not being fulfilled, or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of shares or securities convertible into shares of, the Company.

(b) The Company Shareholder hereby irrevocably appoints the CEO, CFO or Secretary of the Company as the Company Shareholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of the Company Shareholder, (i) to attend on behalf of the Company Shareholder any meeting of the shareholders of the Company with respect to the matters described in Section 1.4(a), (ii) to include the Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the shareholders of the Company and (iii) to vote (or cause to be voted), or deliver a written consent (or withhold consent) with respect to, the Subject Shares on the matters specified in, and in accordance and consistent with, Section 1.4(a) in connection with any meeting of the shareholders of the Company or any action by written consent by the shareholders of the Company, in each case, in the event that the Company Shareholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1.4(a).

(c) The Company Shareholder hereby affirms that the proxy granted by the Company Shareholder pursuant to Section 1.4(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for SPAC entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. Such irrevocable proxy shall be valid until the termination of this Agreement in accordance with its terms. The vote or consent of the proxyholder in accordance with Section 1.4(b) and with respect to the matters described in Section 1.4(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Shares and a vote or consent by the Company Shareholder of the Subject Shares (or any other Person with the power to vote or provide consent with respect to the Subject Shares) with respect to the matters described in Section 1.4(a). The proxyholder may not exercise the proxy granted pursuant to Section 1.4(b) on any matter except for those matters described in Section 1.4(a).

(d) The Company Shareholder hereby expressly covenants and agrees that, with respect to any Subject Shares for which the Company Shareholder has been appointed as agent, attorney-in-fact, or proxy of any other Company Shareholder (as defined in the Business Combination Agreement), the Company Shareholder shall vote, or cause to be voted, all such Subject Shares in accordance with the terms and conditions of this Agreement.

The Company Shareholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

For the avoidance of doubt, nothing in this Agreement shall require the Company Shareholder to vote in any manner with respect to any amendment to the Business Combination Agreement that is not consented to by the Company Shareholder that reduces the amount or changes the form of, the Company Ordinary Shares to be held by the Company Shareholder as of the Closing, pursuant to the Business Combination Agreement as in effect on the date hereof. Except as expressly set forth in this Article I, the Company Shareholder shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the shareholders of the Company.

Section 1.5 Company Preferred Shares. To the extent the Company Shareholder is a holder of Company Preferred Shares, the Company Shareholder hereby agrees, acknowledges and consents, immediately prior to the Closing and subject to the consummation of the Transactions, and without any further action on the part of the Company Shareholder, the Company or any other shareholder of the Company, to have each Company Preferred Share convert automatically into Company Ordinary Shares on a one-for-one basis (the “Conversion”).

Section 1.6 Further Assurances. The Company Shareholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by SPAC or the Company to support the Merger, the Company Capital Restructuring, the Business Combination Agreement, any other Transaction Documents and any of the Transactions, including, without limitation, (i) any applicable Transaction Documents, (ii) any additional instrument of conversion required to effect the Conversion (or other similar documentation reasonably requested by SPAC or the Company), (iii) any actions contemplated by the Unanimous Written Consent presented to the Company Shareholder, and (iv) any applicable customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.7 No Inconsistent Agreement. The Company Shareholder hereby represents and covenants that the Company Shareholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Company Shareholder’s obligations hereunder.

Section 1.8 Waiver of Notice Rights. The Company Shareholder hereby waives any and all notice rights with respect to the Transactions under the Company Shareholders’ Agreements.

Section 1.9 Waiver of Dissenters’ Rights. The Company Shareholder hereby waives and agrees to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law, including pursuant to the Finnish Companies Act, at any time with respect to the Business Combination Agreement, the other Transaction Documents and the Transactions.

Section 1.10 No Challenges. The Company Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, the Merger Subs, the Company or any of their respective successors, assigns or directors, (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Company Shareholder from enforcing the Company Shareholder’s rights under this Agreement and the other Transaction Documents entered into by the Company Shareholder in connection herewith.

Section 1.11 Consent to Disclosure. The Company Shareholder hereby consents to the publication and disclosure in the Proxy Statement and Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC), as required by applicable securities Laws, of the Company Shareholder’s identity and beneficial ownership of Subject Shares and the nature of the Company Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Company Shareholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC).

Section 1.12 Company Shareholder’s Capacity. All agreements and understandings made herein shall be made solely in the Company Shareholder’s capacity as a holder of the Subject Shares and not in any other capacity. Nothing contained in this Agreement shall prevent, limit or affect the Shareholder or any other Person, as applicable, from exercising his or her fiduciary duties as a director or officer of the Company pursuant to applicable Law, and the restrictions set forth in this Agreement shall only apply to the Shareholder in its capacity as a Company Shareholder.

Section 1.13 Company Obligation. The Company shall promptly (i) notify SPAC in writing of any breach or threatened breach by the Company Shareholder of this Agreement of which the Company becomes aware, and (ii) use its reasonable best efforts to specifically enforce the obligations of the Company Stockholder hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company Shareholders. The Company Shareholder represents and warrants as of the date hereof to SPAC and the Company (severally and not jointly, and solely with respect to itself, himself or herself and not with respect to any other Company Shareholder) as follows:

(a) Organization; Due Authorization. If the Company Shareholder is not an individual, it is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Company Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Company Shareholder. If the Company Shareholder is an individual, the Company Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by the Company Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Company Shareholder, enforceable against the Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Company Shareholder.

(b) Ownership. The Company Shareholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Company Shareholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company Articles of Association, (iii) the Company Shareholders’ Agreements; (iv) the Business Combination Agreement; or (v) any applicable securities Laws. The Company Shareholder’s Subject Shares are the only shares in the Company owned of record or beneficially by the Company Shareholder on the date of this Agreement, and none of the Company Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares other than as set forth hereunder and in the Company Shareholders’ Agreements. Other than as set forth on Schedule I, the Company Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by the Company Shareholder does not, and the performance by the Company Shareholder of his, her or its obligations hereunder will not, (i) if the Company Shareholder is not an individual, conflict with or result in a violation of the Organizational Documents of the Company Shareholder; (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Company Shareholder or the Company Shareholder’s Subject Shares); (iii) result in a violation of applicable Law applicable to the Company Shareholder; or (iv) result in the creation or imposition of any Lien on the Subject Shares, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Company Shareholder of its, his or her obligations under this Agreement.

(d) Litigation. There are no Actions pending against the Company Shareholder, or to the knowledge of the Company Shareholder threatened against the Company Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges the beneficial or record ownership of the Subject Shares, the validity of this Agreement, or seeks to prevent, enjoin or materially delay the performance by the Company Shareholder of its, his or her obligations under this Agreement.

(e) Adequate Information. The Company Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon SPAC or the Company and based on such information as the Company Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Company Shareholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty with respect to this Agreement, whether express or implied, of any kind or character except as expressly set forth in this Agreement, it being acknowledged that the Company has made representations and warranties in connection with those certain Transaction Documents, to which the Company Shareholder is a party, entered substantially concurrently herewith. The Company Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by the Company Shareholder are irrevocable.

(f) Brokerage Fees. Except as described on Schedule 3.20 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by the Company Shareholder, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgment. The Company Shareholder understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon the Company Shareholder’s execution and delivery of this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of SPAC, the Company and the Company Shareholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Fees and Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby and by the Business Combination Agreement, whether or not the Transactions are consummated; provided, however, that upon Closing and release of the funds held in the Trust Account to the Surviving Company, Transaction Expenses will be paid from the capital of the Surviving Company.

Section 3.3 Governing Law. This Agreement, and all claims or causes of Action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction (provided that the fiduciary duties of the SPAC Board, the Merger and any exercise of appraisal and dissenters’ rights under the laws of the Cayman Islands with respect to the Merger, shall be governed by the laws of the Cayman Islands and that the fiduciary duties of the Company Board shall be governed by the laws of Finland).

Section 3.4 Jurisdiction. Any Action based upon, arising out of or related to this Agreement may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 3.4. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 3.5 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of all of the other parties hereto.

Section 3.6 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.7 Amendment;Waiver. This Agreement or any provision hereof may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Company and, to the extent such amendment, supplement, modification or waiver is materially adverse to the Company Shareholder, the Company Shareholder.

Section 3.8 Severability. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, and the parties hereto shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. To the extent necessary, the parties hereto shall amend or otherwise modify this Agreement to replace any provision that is held invalid, illegal, or unenforceable with a valid and enforceable provision that gives effect to the intent of the Parties. Without limiting the foregoing, if any covenant of the Company Shareholder in this Agreement is held to be unreasonable, arbitrary, or against public policy, such covenant shall be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, shall be effective, binding and enforceable against the Company Shareholder.

Section 3.9 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

a)	If to SPAC:

Real Asset Acquisition Corp.

174 Nassau Street, Suite 2100,
Princeton, New Jersey 08542

Attention:  Peter Ort

Email:  [***]

with a copy to (which shall not constitute notice):

Perkins Coie LLP

1155 Avenue of the Americas, 22nd Floor

New York, New York 10036

Attention:

Email:  Elliott Smith

and

Krogerus Attorneys Ltd.

Fabianinkatu 9

FI-00130 Helsinki

Finland

Attention:	Tom Fagernäs, Paul Raade, Antti Luhtala
Email:	[***]

b)	If to the Company, LuxCo or Merger Sub:

IQM Finland Oy

Keilaranta 19, 02150

Espoo, Finland

Attention:	Jan Kürschner, Chief Financial Officer; Mark Falcon, General Counsel
E-mail:	[***]

with a copy to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention:	Eric Blanchard; Peter Byrne; David Silverman; Rita Sobral
Email:	[***]

and

Borenius Attorneys Ltd

Eteläesplanadi 2

FI-00130 Helsinki

Attention:	Juha Koponen; Eino Järnroos
E-mail:	[***]

c)	If to the Company Shareholder:

To the Company Shareholder’s address set forth on the signature page hereto with a copy to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention:	Eric Blanchard; Peter Byrne; David Silverman; Rita Sobral
Email:	[***]

and

Borenius Attorneys Ltd

Eteläesplanadi 2

FI-00130 Helsinki

Attention:	Juha Koponen; Eino Järnroos
E-mail:	[***]

Section 3.10 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.11 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company Shareholder, SPAC, and the Company have each caused this Shareholder Voting and Support Agreement to be duly executed as of the date first written above.

COMPANY SHAREHOLDER:

[SHAREHOLDER]

By:
Name:

Address for Notices:

With copies to:

[Signature Page to Shareholder Voting and Support Agreement]

SPAC:

Real Asset Acquisition Corp.

By:
Name:
Title:

[Signature Page to Shareholder Voting and Support Agreement]

COMPANY:

IQM Finland Oy

By:
Name:
Title:

[Signature Page to Shareholder Voting and Support Agreement]

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholder Voting and Support Agreement, dated as of [●], 2026 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), by and among Real Asset Acquisition Corp., a Cayman Islands exempted company, IQM Finland Oy (Finnish Business ID 2912625-6), a limited liability company (Fi. osakeyhtiö) incorporated under the laws of Finland, and [_________]. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and the “Company Shareholder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of the Company Shareholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [●], 2026

By:
Name:
Title:

Address for Notices:

With copies to: